Prudential Jennison Natural Resources Fund, Inc.
Annual period ending 10/31/17
File No. 811-05206

SUB-ITEM 77-I
New or Amended Share Classes

ARTICLES SUPPLEMENTARY

      Prudential Jennison Natural Resources Fund, Inc., a
Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated:

      (a) 90,000,000 authorized but unissued shares of Prudential
Jennison Natural Resources Fund Class A Common Stock (the
"Natural Resources Class A Common Stock") as 90,000,000 shares of Prudential Jennison Natural Resources Fund Class T Common
Stock (the "Class T Common Stock");

      (b) 10,000,000 authorized but unissued shares of the Natural Resources Class A Common Stock, 25,000,000 authorized but unissued shares of Prudential Jennison Natural Resources Fund Class B Common Stock and 20,000,000 authorized but unissued shares of Prudential Jennison Natural Resources Fund Class C Common Stock (the "Natural Resources Class C Common Stock") as 55,000,000 additional shares of Prudential Jennison Natural Resources Fund Class Z Common Stock (the "Class Z Common Stock"); and

      (c) 20,000,000 authorized but unissued shares of the Natural Resources Class C Common Stock as 20,000,000 additional shares of Prudential Jennison Natural Resources Fund Class Q
Common Stock (the "Class Q Common Stock").

The Class T Common Stock, the Class Z Common Stock and the Class Q Common Stock shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing class or new class of Common Stock as set forth in the Charter.

      SECOND: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 500,000,000 shares, $0.01 par value per share, having an aggregate par value of $5,000,000, classified and designated as follows:

        Class A Common Stock                   150,000,000
      	Class B Common Stock                    35,000,000
        Class C Common Stock                    90,000,000
        Class Q Common Stock                    85,000,000
        Class R Common Stock                    50,000,000
        Class Z Common Stock                    90,000,000

      THIRD: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 500,000,000 shares, $0.01 par value per share, having an aggregate par value of $5,000,000, classified and designated as follows:

        Class A Common Stock                    50,000,000
        Class B Common Stock                    10,000,000
        Class C Common Stock                    50,000,000
        Class Q Common Stock                   105,000,000
        Class R Common Stock                    50,000,000
        Class Z Common Stock                   145,000,000
        Class T Common Stock                    90,000,000

      FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

      FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of [his or her] knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]



      IN WITNESS WHEREOF, Prudential Jennison Natural
Resources Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its [Vice President] and witnessed by its Assistant Secretary on this 9th day of March, 2017.

ATTEST:                         PRUDENTIAL JENNISON NATURAL
                                RESOURCES FUND, INC.

/s/Jonathan D. Shain____        By:__/s/Scott E. Benjamin_______
Name:  Jonathan D. Shain        Name:  Scott E. Benjamin
Title: Assistant Secretary      Title: Vice President